Exhibit 5.1

DLA Piper UK LLP
3 Noble Street
London
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United Kingdom
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Motif Bio plc	Your reference
27/28 Eastcastle Street
London	Our reference
W1W 8DH
UKM/86809949

January 2018

Dear Sirs

1.                                      INTRODUCTION

1.1                               We have acted as English legal advisers to Motif Bio plc, a public limited company incorporated in England and Wales with company number 09320890 (the “Company”), in connection with a Form F-3 Registration Statement filed by the Company with the U.S. Securities and Exchange Commission on 18 January 2018 pursuant to the U.S. Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder (the “Registration Statement”), which registers the offer, issue and sale, from time to time, of an indeterminate number of securities (the “Securities”) which may comprise all or some of the following: (i) ordinary shares of one pence each in the capital of the Company (the “Ordinary Shares”); (ii) preference shares in the capital of the Company (the “Preference Shares”); (iii) American depositary shares (the “ADSs”), issued by The Bank of New York Mellon, as depositary, each ADS representing 20 Ordinary Shares; (iv) debt securities to be issued by the Company (the “Debt Securities”) under an indenture, in the form attached as an exhibit to the Registration Statement, to be entered into by the Company with a trustee pursuant to the Trust Indenture Act of 1939, as amended (the “Indenture”); (v) warrants (the “Warrants”) to subscribe for or purchase Ordinary Shares, Preference Shares, ADSs and/or Debt Securities; (vi) subscription rights to purchase Ordinary Shares and/or ADSs (the “Subscription Rights”); or (vii) units comprised of one or more of the other Securities (the “Units”), in each case as may from time to time be offered and sold by the Company at indeterminate prices pursuant to the Registration Statement with the aggregate gross proceeds from the issue of such Securities not to exceed US$80,000,000. Certain of the Debt Securities may be issued with the right for holders to convert or exchange them into Ordinary Shares and/or Preference Shares (such Debt Securities being the “Convertible Securities”). For the purposes of this letter, the references to “Ordinary Shares” include Ordinary Shares issued in connection with: (a) the issue of ADSs; (b) the exercise of rights under the Warrants, Subscription Rights and/or the Units; and (c) the exercise of the right to convert or exchange Convertible Securities into Ordinary Shares, and the Ordinary Shares, Preference Shares and Convertible Securities are collectively referred to as “Equity Securities”. Save for the Ordinary Shares, we understand that there

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A list of members is open for inspection at its registered office and principal place of business, 3 Noble Street, London, EC2V 7EE and at the address at the top of this letter. Partner denotes member of a limited liability partnership.

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is no intention that any of the Securities be admitted to trading on any market or exchange, or otherwise listed, in the United Kingdom.

2.                                      DOCUMENTS EXAMINED

For the purpose of this letter, we have examined the following documents:

2.1                               the following parts of the Registration Statement (excluding the exhibits and any documents incorporated by reference into the Registration Statement, other than the Indenture): the sections headed “About this Prospectus”, “Description of Share Capital and Articles of Association”, “Description of Preference Shares”, “Description of American Depositary Shares”, “Description of Warrants”, “Description of Subscription Rights”, “Description of Debt Securities” and “Description of Units” and the Indenture appended as exhibit 4.6;

2.2                               copies of the certificate of incorporation, the re-registration documents for the Company’s re-registration from a private limited company to a public limited company, the articles of association and any resolutions and agreements that affect the constitution of the Company, each certified as being true and correct copies as at 16 January 2018 by a director of the Company;

2.3                               a copy of the minutes of a meeting of the board of directors of the Company held on 16 January 2018 approving, inter alia, the execution of the Indenture and to approve the filing of the Registration Statement with the U.S. Securities and Exchange Commission, certified as being true and correct as at 16 January 2018 by a director of the Company;

2.4                               an unsigned copy of the Indenture in the form exhibited to the Registration Statement;

2.5                               a report of the results of a search of the public files of the Company held at Companies House carried out by our company search agents dated 16 January 2018 which includes copies of the certificate of incorporation, the re-registration documents for the Company’s re-registration from a private company to a public company, the articles of association and any resolutions and agreements that affect the constitution of the Company (“Company Search”); and

2.6                               a certificate addressed to us from a director of the Company dated 16 January 2018 and the documents annexed thereto (the “Certificate”).

3.                                      WINDING-UP SEARCH

3.1                               We have also made a telephone enquiry of the Central Registry of Winding-up Petitions carried out on 16 January 2018 in respect of the Company (“Winding-up Search”).

3.2                               Except as expressly stated in this letter, we have not, for the purposes of this letter, examined any corporate records of the Company or any contracts,

instruments or other documents entered into by or affecting the Company and have not made any other enquiries concerning the Company.

4.                                      STATUS OF OPINION

This letter relates to matters governed by English law only and we express no opinion as to the laws of any other jurisdiction and none is to be implied. Our opinions are expressed on the basis of English law as it exists and is interpreted at the date of this letter. We undertake no responsibility to notify any change in English law which becomes effective after the date of this letter. This letter expresses no opinion on European Union law as it affects any jurisdiction other than England. We express no opinion as to matters of fact.

5.                                      ASSUMPTIONS AND QUALIFICATIONS

The opinions given in this letter are given on the basis of each of the assumptions set out in Schedule 1 (Assumptions) to this letter and are subject to each of the qualifications set out in Schedule 2 (Qualifications) to this letter.

6.                                      OPINIONS

Subject to the matters set out in this letter and its Schedules and any matters not disclosed to us, it is our opinion that:

6.1                               the Company is a public limited company which has been duly incorporated under the Companies Act 2006 and registered in England and Wales and is validly existing;

6.2                               the Company has the capacity and power (including under its articles of association) to execute and deliver the Indenture and to exercise its respective rights and perform its respective obligations thereunder;

6.3                               the Ordinary Shares, if and when allotted and issued in accordance with the assumptions made in Schedule 1, in particular but without limitation those assumptions in paragraphs p), q) and (where applicable) r), and registered in the name of the recipient in the books and registers of the Company, will be duly and validly authorised and issued;

6.4                               the Ordinary Shares will, subject to the receipt by the Company of valid consideration for the issue thereof, be fully paid or credited as fully paid and not be subject to any call for payment of further capital;

6.5                               the Preference Shares, if and when allotted and issued in accordance with the assumptions made in Schedule 1, in particular but without limitation those assumptions in paragraphs p), q) and (where applicable) r), and registered in the name of the recipient in the books and registers of the Company, will be duly and validly authorised and issued; and

6.6                               the Preference Shares will, subject to the receipt by the Company of valid consideration for the issue thereof, be fully paid or credited as fully paid and not be subject to any call for payment of further capital.

7.                                      LAW

This letter and any non-contractual obligations arising out of or in connection with it, shall be governed by and construed in accordance with English law and the courts of England and Wales shall have exclusive jurisdiction in respect of any disputes or other matters that arise out of or in connection with it.

8.                                      DISCLOSURE AND RELIANCE

This letter is addressed to you solely for your benefit in connection with the Registration Statement. We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the references to this firm under the caption “Legal Matters” contained in the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

This letter may not be relied upon by you or by any other person for any other purpose, and, other than as set out above, may not be disclosed to any other person, nor may it be relied on in any other context, nor is it to be quoted or made public in any way without our prior written consent (which may be granted or withheld at our discretion).

Yours faithfully

/s/ DLA Piper UK LLP

DLA PIPER UK LLP

SCHEDULE 1:  ASSUMPTIONS

For the purposes of this letter we have assumed (without making any investigation) that:

a)             all documents submitted to us as originals are authentic, final and complete, all signatures, stamps and seals on the documents submitted to us are genuine and all documents submitted to us as copies are final and complete and conform to the original documents;

b)             where a document has been examined by us in draft or specimen form, it will be or has been duly executed in the form of that draft or specimen;

c)              the copies of the articles of association and any resolutions and agreements that affect the constitution of the Company in the form referred to in paragraph 2.2 and examined by us were, are and would remain complete, accurate and as at the date of this letter and up to the date(s) of the offer, sale and/or allotment and issue (as applicable) of the Securities (the “Allotment Date(s)”) and, without verifying this, we have assumed that those forms are identical to the copies contained in the Company Search;

d)             the resolutions of the board of directors of the Company referred to in paragraph 2.3 above:

i.                  were duly passed at a properly convened meeting of the board of duly appointed directors of the Company at which a quorum was present at all times and those directors attending acted in good faith throughout; and

ii.               have not been amended or rescinded, are in full force and effect and will remain so as at the Allotment Date(s),

and that due disclosure has been made by each director of any interest they have in accordance with the provisions of sections 177 and 182 of the Companies Act 2006 and the articles of association of the Company and that no director has any such interest except to the extent permitted by the articles of association of the Company;

e)              any borrowing limits or any limits on the granting of security imposed by the Company’s articles of association will be duly observed;

f)               the Indenture will be delivered by the parties and would not be subject to any escrow or other similar arrangement;

g)              each of the parties to the Indenture (other than the Company) will have the necessary capacity and corporate power to execute, deliver and perform its obligations under the Indenture, and that the

Indenture will be duly authorised, executed and delivered by each of the parties thereto in accordance with all applicable laws;

h)             that the Indenture and the Debt Securities, and the obligations created by them, constitute the legal, valid, binding and enforceable obligations of each of the parties to them under the laws by which they are expressed to be governed; and that the Indenture and the Debt Securities will remain in full force and effect at all relevant times and, in the case of the Indenture, in the form examined by us;

i)                 all consents, licences, approvals, notices, filings, recordations, publications and registrations which are necessary under any applicable laws in order to permit the execution, delivery or performance of the Indenture or to perfect, protect or preserve any of the interests created by the Indenture, have been made or obtained, or will be made or obtained within the period permitted or required by such laws or regulations;

j)                that the Debt Securities when issued will be accurately and properly completed, duly authorised, executed and delivered on behalf of the Company and authenticated, issued and paid for and registered in the register of holders of the Debt Securities maintained for this purpose, in each case in accordance with the Indenture, the Company’s articles of association and all applicable laws (for the avoidance of doubt, as in force at all relevant times);

k)             none of the parties is or will be seeking to achieve any purpose not apparent from any of the Indenture which might render it illegal or void;

l)                 the choice of the law to govern the Indenture was made for bona fide purposes and there is no reason for avoiding that choice on the grounds of public policy. In addition, that choice of law was made in good faith and without any intention to evade the laws of the jurisdiction with which any transaction under the Indenture has or may have the closest and most real connection;

m)         there is no bad faith, fraud, coercion, duress or undue influence on the part of any of the parties to the Indenture, and their respective directors, employees, agents and advisers;

n)             each of the parties to the Indenture will comply with all applicable laws (for the avoidance of doubt, as in force at all relevant times) with respect to anything done by any of them in relation to the Securities, including without limitation the Financial Services and Markets Act 2000, Directive 2003/71/EC of the European Parliament (as implemented in the United Kingdom) and Regulation (EU) No. 596/2014 of the European Parliament;

o)             all statements contained in the Certificate are accurate and not misleading;

p)             the Equity Securities will be duly allotted by the board of directors of the Company in accordance with the Company’s articles of association (for the avoidance of doubt, as in force at all relevant times) and pursuant to (A) a valid authorisation under section 551 Companies Act 2006 and (B) a valid power under section 570 or section 571 Companies Act 2006 to allot the Equity Securities as if section 561 of that Act did not apply to the allotment; and that those sections of the Companies Act 2006 will continue in force unamended at all relevant times;

q)             on the relevant Allotment Date(s), the Company will comply with all applicable laws to allot and issue the Ordinary Shares and/or the Preference Shares (as applicable) and the Company will receive such amounts of “cash consideration” (as defined in section 583(3) of the Companies Act 2006) as are necessary to pay fully the nominal value of such Ordinary Shares and/or the Preference Shares (as applicable) and any applicable share premium;

r)                that the right to convert or exchange Convertible Securities into Ordinary Shares will be exercised, and that Ordinary Shares to which holders of Convertible Securities are entitled thereupon will be allotted and issued, in accordance with the terms of the Indenture and the relevant Convertible Securities;

s)               that as at each date on which the Company allots and/or issues any Securities, the documents examined, and the results of the searches and enquiries made, as set out in paragraphs 2.5 and 3.1, would not be rendered untrue, inaccurate, incomplete or out-of-date in any relevant respect by reference to subsequent facts, matters, circumstances or events;

t)                there are no agreements, letters or other arrangements having contractual effect which modify the terms of, or affect, the offer, sale and/or allotment and issue (as applicable) of the Securities or the Indenture;

u)             in relation to the Company Search and the Winding-up Search:

i.                  all documents, forms and notices which should have been delivered to the Registrar of Companies by or on behalf of the Company have been delivered;

ii.               the results of the Company Search and the Winding-up Search were complete, accurate and up to date at the time that they were obtained; and

iii.            no additional matters would have been disclosed by any search undertaken at Companies House or enquiry made of the Central Registry of Winding-up Petitions in relation to the Company after the Company Search was obtained or, as the case may be, the Winding-up Search was carried out or by a search of any District Registry of the High Court in relation to the Company at any time;

v)             in relation to the Company and its members:

i.                  the offer, sale and/or allotment and issue (as applicable) of the Securities by the Company would be a proper use of the powers of its directors acting in accordance with their duties and in good faith and would be most likely to promote the success of the Company for the benefit of its members as a whole; and

ii.               the offer, sale and/or allotment and issue (as applicable) of the Securities by the Company would be of material commercial benefit to the Company;

w)           the Company would remain solvent immediately after each offer, sale and/or allotment and issue (as applicable) of the Securities, and:

i.                  no steps have been taken by any person with a view to achieving the dissolution of the Company and the Company has not passed a resolution for voluntary winding up;

ii.               no petition has been presented, or order made, for the winding up of the Company;

iii.            no application has been made to court for an administration order or notice of an intention to appoint an administrator filed or given in relation to the Company;

iv.           no liquidator, receiver, receiver and manager, administrative receiver, administrator or similar officer has been appointed in relation to the whole Company or any part of its assets, rights or revenues;

v.              the Company is not unable or capable of being deemed unable to pay its debts within the meaning of section 123 of the Insolvency Act 1986 (for which purpose account is to be taken of its contingent and prospective liabilities);

vi.           no steps have been taken by any person to obtain a moratorium in relation to the Company;

vii.        there is no composition or arrangement with the Company’s creditors in place, including (without prejudice to the generality of the foregoing) a voluntary arrangement under the Insolvency Act 1986 or a scheme of arrangement under the  Companies Act 2006 and there are no proposals for any such composition or arrangement to be entered into; and

viii.     no proceedings have been commenced under any law, regulation or procedure relating to the reconstruction or adjustment of the Company’s debts;

x)             the Company is not and will not be seeking to achieve any purpose not apparent from the Registration Statement which might render the offer, sale and/or allotment and issue (as applicable) of the Securities illegal or void;

y)             no Securities have been or shall be offered to the public in the United Kingdom in breach of the Financial Services and Markets Act 2000 (“FSMA”) or of any other United Kingdom laws or regulations concerning offers of securities to the public, and no communication has been or shall be made in relation to any Securities in breach of section 21 of FSMA or any other United Kingdom laws or regulations relating to offers or invitations to subscribe for, or to acquire rights to subscribe for or otherwise acquire, shares or other securities;

z)              none of the Securities have been or will be offered to the public in the United Kingdom except in circumstances which do not require the publication by the Company of a prospectus pursuant to Part VI of FSMA;

aa)      the Company has fully complied and will comply with all applicable anti-terrorism, anti-corruption, anti-money laundering, sanctions and human rights laws and regulations; and

bb)      without prejudice to the generality of paragraph 4 of this letter, there are no provisions of the laws of any jurisdiction outside England which:

i.                  would be contravened by the offer, sale and/or allotment and issue (as applicable) of the Securities; or

ii.               would otherwise have any implication for the opinions which we express.

SCHEDULE 2:  QUALIFICATIONS

The opinions which are expressed in this letter are subject to the following qualifications:

a)             notice of a winding-up order or resolution, notice of an administration order and notice of the appointment of a receiver or administrative receiver or administrator may not be filed with or scanned by the Registrar of Companies immediately and there may be a delay in the relevant notice appearing on the public file of the company concerned, in such circumstances, an examination of the Company Search would not reveal the existence of those matters;

b)             the Company Search is not capable of revealing whether or not a winding-up petition or a petition for the making of an administration order has been presented or an administration application has been made or notice of intention to appoint an administrator has been given;

c)              a telephone search of the Central Registry of Winding-up Petitions (such as the Winding-up Search) has the following limitations:

i.                  it relates only to compulsory winding up and administration;

ii.               it is not conclusively capable of revealing whether or not a petition in respect of a compulsory winding up has been presented or a notice of intention to appoint an administrator or a notice of appointment of an administrator has been filed or an application for an administration order made since:

a.              there may be a delay in notice of such a petition, notice or application being entered on the records of the Central Registry;

b.              such a petition, notice or application presented to a District Registry or a County Court may not have been notified to the Central Registry and so may not appear on the records at all; and

iii.            the Central Registry, the London High Court, District Registries and County Courts are not able to guarantee that the information which they provide is up to date and accurate;

d)             it should be noted that the register of members of the Company shows the legal ownership of the Company’s shares but is not required to record the beneficial ownership of such shares or any trust affecting them nor the existence of any mortgage, charge, pledge, lien or other encumbrance or adverse interest; accordingly we express no opinion on the beneficial ownership of the Company’s shares or on the existence or absence of any such other matters;

e)              for the purposes of this letter we have not investigated and make no comments with regard to the accuracy of the facts, including statements of foreign law, or the reasonableness of any statements of opinion, contained in the Registration Statement, or whether any material facts have been omitted from it;

f)               we express no opinion as to financial and accounting matters or the taxation consequences in connection with any offering of Securities;

g)              the opinions set out in paragraphs 6.3 to 6.6 (inclusive) of the letter relate only to Ordinary Shares and Preference Shares offered or sold from time to time pursuant to the Registration Statement that are new Ordinary Shares and/or Preference Shares (as applicable) that may be issued by the Company from time to time following the date of the Registration Statement. We express no opinion in respect of any other Securities which may be offered or sold from time to time pursuant to the Registration Statement;

h)             we express no other opinion in relation to any other aspect of the Registration Statement; and

i)                 the opinions expressed in this letter are strictly limited to the matters stated herein and do not apply by implication to other matters.